Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of National Security Life and Annuity Company:

We consent to use of our reports for National Security Variable Account N dated April 11, 2012, and for National Security Life and Annuity Company dated April 27, 2012 incorporated by reference herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information in post-effective amendment no. 14 to File No. 333-125856 on Form N-4.

/s/ KPMG LLP

Columbus, Ohio

August 1, 2012